Exhibit 3.27

F 930524000230

Certificate of Amendment of the Certificate of incorporation of

COMMODITY QUOTATIONS, INC.

Under Section 805 of the Business Corporation Law

It is hereby certified that:

FIRST: The name of the corporation is COMMODITY QUOTATIONS, INC.

SECOND: The certificate of incorporation of the corporation was filed by the Department of State on December 14, 1960.

THIRD: The amendments of the certificate of incorporation of the corporation effected by this certificate of amendment are as follows:

(a) To change the name of the corporation, and;

(b) To change the post-office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him.

FOURTH: To accomplish the foregoing amendments, Article FIRST of the certificate of incorporation of the corporation, relating to its name, is hereby amended to read as follows:

“FIRST: The name of the corporation is S&P ComStock, Inc.”

and;

The certificate of incorporation of the corporation is hereby changed pursuant to the authorization of the Board of Directors of the corporation; so as to change the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him and, to accomplish said change, the statement in the certificate of incorporation relating to said post office address is hereby stricken and the following statement is substituted in lieu thereof:

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“The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is Office of the General Council, McGraw Hill, Inc., 1221 Avenue of the Americas, New York, New York 10020.”

FIFTH: The foregoing amendments of the certificate of incorporation of the corporation were authorized by the consent in writing of all the members of the Board of Directors of the corporation, followed by the unanimous written consent of the holder of all of the outstanding shares of the corporation entitled to vote on the said amendments of the certificate of incorporation.

IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Date: May 20,1993

(s) FRANK J. KAUFMAN
Frank J. Kaufman, Vice President

and

(s) SCOTT L. BENNETT
Scott L. Bennett, Secretary

F930524000230

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

COMMODITY QUOTATIONS, INC.

Under Section 805 of the Business Corporation Law

STATE OF NEW YORK

DEPARTMENT OF STATE

Filed:	MAY 24, 1993
Tax $:	0
By:	[ILLEGIBLE]
NEW YORK

BILLED

McGraw Hill, Inc.

1221 Avenue of the Americas

New York, NY 10020

930524000258

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